Exhibit 32.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CoBiz Financial Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended September  30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: October 23, 2015	/s/ Steven Bangert
Steven Bangert
Chairman and Chief Executive Officer